UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

MICROMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50440	52-2243564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 Corporate Boulevard, Suite 400

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 752-1420

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 25, 2012, Micromet, Inc., a Delaware corporation (“Micromet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amgen Inc., a Delaware corporation (“Amgen”) and Armstrong Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Amgen (“Purchaser”). The board of directors of Micromet has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of Micromet and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Offer (as defined below), the Merger (as defined below) and the transactions contemplated thereby in accordance with the requirements of Delaware law and (iii) resolved to recommend that the stockholders of Micromet accept the Offer and tender their shares to Purchaser pursuant to the Offer (as defined below), and, to the extent required under applicable law, adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Micromet, par value $0.00004 per share (together with the associated preferred share purchase rights, the “Shares”), at a price of $11.00 per share in cash (the “Offer Price”), without interest and less any required withholding taxes.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, (i) that there shall not have been validly tendered and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then beneficially owned by Amgen and its Subsidiaries, would represent one Share more than one-half (1/2) of the sum of (a) all Shares then outstanding plus (b) all Shares issuable upon the exercise, conversion or exchange of any options, warrants or other rights to acquire Shares then outstanding (other than any Shares issuable pursuant to the Top-Up Option, as defined below) regardless of whether or not then vested (the “Minimum Condition”) and (ii) the expiration or termination of any applicable waiting period under any applicable antitrust law, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by the stockholders of Micromet, Purchaser will merge with and into Micromet, with Micromet surviving as a wholly owned subsidiary of Amgen (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by Micromet, Amgen, Purchaser, any subsidiary of Amgen or by stockholders of Micromet who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, and less any required withholding taxes. At the Effective Time, each outstanding option to purchase Shares issued pursuant to Micromet’s equity incentive plans (collectively, the “Options”) that is vested will be cashed out for the spread between the Offer Price and the exercise price of the applicable Option. At the Effective Time, each unvested Option will continue to vest in accordance with the existing vesting schedule (subject to a pro rata adjustment to the vesting schedules for partially accelerated vested options) and continued employment requirements, and such Options will cashed out as they vest based on the spread between the Offer Price and the exercise price of such unvested Option. All Options that are still unvested as of December 15, 2012 will vest as of that date and will be cashed out based on the spread between the Offer Price and the exercise price or the applicable Option. Options held by non-employee members of the board of directors of Micromet will be accelerated and, at the Effective Time, will be cashed out for the spread between the Offer Price and the exercise price of the applicable Option. Under the terms of the Merger Agreement, Amgen shall cause the surviving corporation in the Merger to assume the outstanding warrants to acquire Shares following the closing of the Merger.

Pursuant to the Merger Agreement, Micromet granted to Amgen and Purchaser an option (the “Top-Up Option”) to purchase from Micromet, at a price per Share equal to the Offer Price, the number of newly-issued Shares equal to the lesser of (i) the number of Shares that, when added to the number of Shares owned by Amgen and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option on a fully diluted basis or (ii) the aggregate number of Shares that Micromet is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option; provided, however, that the Top-Up Option will not be exercisable unless immediately after such exercise and the issuance of Shares, Amgen and Purchaser will hold, in the aggregate, one Share more than 90% of the then outstanding Shares.

Following the completion of the Offer, if Parent and Purchaser own at least 90% of the then-outstanding Shares, the Merger will be consummated pursuant to the short-form merger procedures under Section 253 of the Delaware General Corporation Law. Following the completion of the Offer, if Parent and Purchaser hold less than 90% of the Shares then outstanding then the stockholders of Micromet holding a majority of the outstanding Shares must approve the Merger and adopt the Merger Agreement prior to consummating the Merger. In this event, Micromet has agreed to call and convene a stockholder meeting to obtain such approval.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, Micromet has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Micromet has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals, which include potential licensing and collaboration transactions with Micromet.

The Merger Agreement also includes customary termination provisions for both Micromet and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire 80% or more of the voting power or the assets of Micromet and its subsidiaries on a consolidated basis on terms that the board of directors of Micromet determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) to be more favorable to Micromet’s stockholders than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account all relevant factors. Any such termination of the Merger Agreement by Micromet is subject to certain conditions, including Micromet’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of Micromet that the failure to take such actions would constitute a breach of their fiduciary duties to stockholders under applicable law, payment of a $40 million fee by Micromet and the concurrent execution of a definitive agreement by Micromet with such third party.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, on January 25, 2012, the executive officers and directors of Micromet and certain affiliated funds each entered into a tender and support agreement (the “Tender and Support Agreements”) with Amgen and Purchaser, pursuant to which each executive officer, director and affiliated fund agreed, among other things, to tender his or its Shares pursuant to the Offer and, if necessary, vote his or its Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. Including Options that are exercisable within 60 days of January 25, 2012, 13.2% of the outstanding Shares are subject to the Tender and Support Agreements. Excluding Options that are exercisable within 60 days of January 25, 2012, 7.6% of the outstanding Shares are subject to the Tender and Support Agreements. The Tender and Support Agreements terminate in the event the Merger Agreement is terminated.

Amendment to Rights Agreement

Pursuant to the Merger Agreement, Micromet and American Stock Transfer & Trust Company, LLC (“AST”) entered into a Second Amendment to Rights Agreement, dated January 25, 2012 (the “Rights Amendment”), amending the Rights Agreement dated November 3, 2004 between Micromet and AST (as amended, the “Rights Agreement”). The effect of the Rights Amendment is to permit the Offer, the Merger and the other transactions contemplated by the Merger Agreement to occur without triggering any distribution or other adverse event to Amgen under the Rights Agreement. In particular, neither Amgen nor any of their stockholders shall become an Acquiring Person (as defined in the Rights Agreement) as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby.

Amendment to Employment Agreements

On January 25, 2012, Micromet and Amgen entered into an amendment to executive employment agreement with each of Dr. Jan Fagerberg, Senior Vice President – Chief Medical Officer, and Prof. Dr. Patrick A. Baeuerle, Senior Vice President – Chief Scientific Officer. The amendment entered into with Dr. Fagerberg amends that certain employment agreement between Micromet and Dr. Fagerberg, dated as of May 6, 2011, and the amendment entered into with Dr. Baeuerle amends that certain employment agreement between Micromet and Dr. Baeuerle, dated as of May 6, 2011 (collectively, the “Employment Amendments”). The effect of the Employment Amendments is to change certain terms of Dr. Fagerberg’s and Dr. Baeuerle’s employment with Micromet from and after the Effective Time. Neither of the Employment Amendments will become effective until the Effective Time. In addition, each of Dr. Fagerberg and Dr. Baeuerle have agreed that the changes pursuant to their employment contemplated by the Employment Amendments will not constitute “good reason” under their employment agreements.

Under the Employment Amendment with Dr. Fagerberg, following the Effective Time, (i) Dr. Fagerberg’s position and title will be Vice President, Global Development, (ii) Dr. Fagerberg’s base salary will be €275,834, (iii) Dr. Fagerberg’s annual bonus target will be equal to 40% of Dr. Fagerberg’s base salary, (iv) Dr. Fagerberg will be granted 10,000 restricted stock units under Amgen’s equity incentive plan, which will vest fully on the second anniversary of the Effective Time, contingent upon Dr. Fagerberg remaining employed with Micromet through such date, and (v) beginning in 2013, Dr. Fagerberg will be eligible to receive annual long-term incentive equity grants that are determined in accordance with Amgen’s annual grant guidelines.

Under the Employment Amendment with Dr. Baeuerle, following the Effective Time, (i) Dr. Baeuerle’s position and title will be Vice President, Research, (ii) Dr. Baeuerle’s base salary will be

€302,356, (iii) Dr. Baeuerle’s annual bonus target will be equal to 40% of Dr. Baeuerle’s base salary, (iv) Dr. Baeuerle will be granted 10,000 restricted stock units under Amgen’s equity incentive plan, which will vest fully on the second anniversary of the Effective Time, contingent upon Dr. Baeuerle remaining employed with Micromet through such date, (v) beginning in 2013, Dr. Baeuerle will be eligible to receive annual long-term incentive equity grants that are determined in accordance with Amgen’s annual grant guidelines, and (vi) Dr. Baeuerle will be eligible for a $1,000,000 cash retention bonus, which will vest fully on the second anniversary of the Effective Time, contingent upon Dr. Baeuerle remaining employed with Micromet through such date and certain other terms and conditions agreed upon by Dr. Baeuerle and Amgen.

Additional Information

The foregoing descriptions of the Merger Agreement, the Tender and Support Agreements, the Rights Amendment and the Employment Amendments are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the form of Tender and Support Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference, the Rights Amendment, which is attached as Exhibit 4.1 to this report and incorporated herein by reference, the form of Dr. Fagerberg’s Employment Amendment, which is attached as Exhibit 10.1 to this report and incorporated herein by reference and the form of Dr. Baeuerle’s Employment Amendment, which is attached as Exhibit 10.2 to this report and incorporated herein by reference.

The Merger Agreement, the Tender and Support Agreements and the Rights Amendment, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about Micromet. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement, the Tender and Support Agreements or the Rights Amendment. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 3.03	Material Modification to Rights of Security Holders.

As described above, Micromet and AST have entered into the Rights Amendment. The material terms of this transaction are described in Item 1.01, under the heading of “Amendment to Rights Agreement” above and are incorporated herein by reference.

Item 5.02	Compensatory Arrangements of Certain Officers.

As described above, Micromet, Amgen and each of Dr. Fagerberg and Dr. Baeuerle have entered into an Employment Amendment. The material terms of these transactions are described in Item 1.01, under the heading of “Amendment to Employment Agreements” above and are incorporated herein by reference.

Item 8.01	Other Events.

On January 26, 2012, Micromet and Amgen issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release was previously furnished by Micromet on a Schedule 14D-9C, filed with the SEC on January 26, 2012, and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Armstrong Acquisition Corp.*

2.2	Form of Tender and Support Agreement, dated January 25, 2012, by and among Amgen Inc., Armstrong Acquisition Corp. and certain stockholders of Micromet, Inc.

4.1	Second Amendment to Rights Agreement, dated as of January 25, 2012, by and between Micromet, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Amendment to Executive Employment Agreement, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Dr. Jan Fagerberg.

10.2	Amendment to Executive Employment Agreement, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Prof. Dr. Patrick A. Baeuerle.

99.1	Press Release issued January 25, 2012 (incorporated by reference to the Schedule 14D-9C filed by Micromet, Inc. on January 25, 2012).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Micromet agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Important Information and Where To Find It

The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Micromet or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (“SEC”). The offer to purchase shares of

Micromet common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO and thereafter Micromet will file a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Purchaser, a wholly owned subsidiary of Amgen formed for the purpose of making the Offer, and Amgen, and the Solicitation/Recommendation Statement will be filed with the SEC by Micromet. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Georgeson Inc., the information agent for the Offer, at (888) 877-5360 (toll free).

Safe Harbor for Forward-Looking Statements

Statements in this report that relate to future results and events are forward-looking statements based on Micromet’s current expectations regarding the Offer and other transactions contemplated by the Merger Agreement. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the risk that Micromet may not satisfy one or more closing conditions, including because a material adverse event outside the control of Micromet occurs; that the Merger Agreement may be terminated; the impact of the current economic environment; risks related to Micromet’s ongoing development activities and clinical trials; and other risks that are described in Micromet’s most recent Form 10-Q for the quarter ended September 30, 2011. Micromet undertakes no obligation to update these forward-looking statements except to the extent otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROMET, INC.

Dated: January 27, 2012	By:	/s/ Matthias Alder
Matthias Alder
Senior Vice President Administration, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Armstrong Acquisition Corp.*

2.2	Form of Tender and Support Agreement, dated January 25, 2012, by and among Amgen Inc., Armstrong Acquisition Corp. and certain stockholders of Micromet, Inc.

4.1	Second Amendment to Rights Agreement, dated as of January 25, 2012, by and between Micromet, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Amendment to Executive Employment Agreement, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Dr. Jan Fagerberg.

10.2	Amendment to Executive Employment Agreement, dated as of January 25, 2012, by and among Micromet, Inc., Amgen Inc. and Prof. Dr. Patrick A. Baeuerle.

99.1	Press Release issued January 25, 2012 (incorporated by reference to the Schedule 14D-9C filed by Micromet, Inc. on January 25, 2012).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Micromet agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.